UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2023

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
On March 24, 2023, Pennsylvania-American Water Company (“Pennsylvania American Water”), a subsidiary of American Water Works Company, Inc. (the “Company”), issued a press release announcing that Pennsylvania American Water has agreed to assume all of the obligations of NextEra Water Pennsylvania, LLC (“NEWPA”), an indirect, wholly owned subsidiary of NextEra Energy, Inc., under that certain Asset Purchase Agreement, dated June 14, 2022, as amended on March 23, 2023 (the “Asset Purchase Agreement”), by and among NEWPA, the Towamencin Municipal Authority (the “Authority”) and the Township of Towamencin (the “Township”), to acquire all of the assets related to the Township’s wastewater system (the “System”).
A copy of the press release has been included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 7.01. The information furnished in response to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01.    Other Events.
On March 23, 2023, NEWPA has agreed to irrevocably sell and assign to Pennsylvania American Water, and Pennsylvania American Water has agreed to assume from NEWPA, all of NEWPA’s right, title and interest in and to the Asset Purchase Agreement. The sale, assignment and assumption will take effect upon the return to NEWPA of its $10 million escrowed cash deposit, which return is expected to be completed on March 24, 2023. Once the sale, assignment and assumption are effective, and pursuant to the terms of the Asset Purchase Agreement, Pennsylvania American Water will be required to purchase substantially all of the System’s wastewater assets owned by the Authority for an aggregate purchase price of $104 million, subject to adjustment as provided in the Asset Purchase Agreement. The Authority currently provides wastewater services to approximately 6,300 customer connections in seven townships, including the Township, located in Montgomery County, Pennsylvania.
Pennsylvania American Water is seeking to close its purchase of the System by mid-year 2024, subject to obtaining the required prior approval of the Pennsylvania Public Utility Commission (the “PaPUC”). The Asset Purchase Agreement provides for customary representations, warranties, covenants and conditions. Either the seller or Pennsylvania American Water may terminate the Asset Purchase Agreement if the closing of the System purchase does not occur by the “outside date” of 365 days after the later of (i) the date that an application with the PaPUC to approve the System purchase is filed and accepted as complete by the PaPUC and (ii) the date that the statutory six-month period for PaPUC final action has been initiated. The outside date may be extended (i) by Pennsylvania American Water in its sole discretion once by up to 90 days to obtain a required governmental approval, or (ii) to a date that is 60 days following the non-appealable resolution of any pending or threatened litigation (including without limitation proceedings before the PaPUC) seeking to (a) prevent the consummation of the System purchase or (b) frustrate a material term in the Asset Purchase Agreement. In addition, either the seller or Pennsylvania American Water may terminate the Asset Purchase Agreement without penalty to either party if a governmental authority with jurisdiction and authority over the System purchase has issued an order or decree or taken any other action, which order, decree or other action has become final and non-appealable, permanently enjoining, restraining or otherwise prohibiting the purchase of the System by Pennsylvania American Water.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “likely,” “uncertain,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “should,” “will” and “could,” or the negative of such terms or other variations or similar expressions. Forward-looking statements relate to, among other things, the ability to complete the closing of the System purchase and the anticipated closing date; the ability of the parties to satisfy closing and other conditions related to the System purchase; the filing, existence or result of any litigation or other legal challenges or actions that may seek to delay, prevent or prohibit the consummation of the transactions contemplated by the Asset Purchase Agreement or to frustrate a material term therein; and the ability of the parties to obtain required regulatory and other approvals and consents. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on

Form 8-K as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2023, and other filings with the SEC, and additional risks and uncertainties, including with respect to (1) obtaining the regulatory and other approvals and consents required to complete the System purchase by Pennsylvania American Water, including without limitation the prior approval of the PaPUC; (2) satisfying other conditions to the closing of the System purchase by Pennsylvania American Water; (3) the outcome of any litigation or other challenges or actions that may be filed, threatened, asserted or taken seeking to delay, prevent or prohibit the closing of the transactions contemplated by the Asset Purchase Agreement or to frustrate a material term therein; (4) the occurrence of benefits and synergies expected or predicted to occur as a result of the completion of the System purchase by Pennsylvania American Water; (5) unexpected costs, liabilities or delays associated with the System purchase or the integration of the System within Pennsylvania American Water’s operations; (6) regulatory, legislative, local or municipal actions affecting the water and wastewater industries, which could adversely affect the Company and Pennsylvania American Water; and (7) other economic, business and other factors.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s or Pennsylvania American Water’s business, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
99.1*	Press Release, dated March 24, 2023, issued by Pennsylvania-American Water Company.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	March 24, 2023	By:	/s/ JOHN C. GRIFFITH
John C. Griffith
Executive Vice President and Chief Financial Officer
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